EXHIBIT 5.1


            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]





                                          June 13, 2000



Board of Directors of
M & F Worldwide Corp.
35 East 62nd Street
New York, New York  10021

          Re:  M & F Worldwide Corp.
               Registration Statement on Form S-8
               ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to M & F Worldwide Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,500,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to or reserved for issuance under the M & F Worldwide Corp. 2000 Stock Option Plan (the "Stock Option Plan").

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

          In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on June 13, 2000 under the Securities Act; (ii) the Stock Option Plan; (iii) the Amended and Restated Certificate of Incorporation of the Company as presently in effect (the "Certificate of Incorporation") and the Amended and Restated By-Laws of the Company as presently in effect (the "By-Laws"); (iv) certain resolutions of the Board of Directors of the Company dated March 2, 2000 relating to the adoption of the Stock Option Plan and the issuance of the Shares; (v) the minutes of the 2000 Annual Meeting of Stockholders of the Company held May 18, 2000 approving the Stock Option Plan; and (vi) a specimen certificate representing the Common Stock. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          In rendering the opinions set forth below, we have assumed that prior to the issuance of any Shares, the Company and the relevant optionee will have duly entered into stock option agreements (the "Stock Option Agreements") in accordance with the board resolutions examined by us.

          Members of our firm are admitted to the Bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective and (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and the Shares are issued and paid for by the plan participants at a price per share not less than the per share par value of the Common Stock as contemplated by the Stock Option Plan and in accordance with the terms and conditions of the Stock Option Plan and the Stock Option Agreements, the Shares will be validly issued and, subject to any restrictions imposed by the Stock Option Plan, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under Item 5, Interests of Named Experts and Counsel, of the Registration Statement. In giving these consents, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                       Very truly yours,

                       /s/ Skadden, Arps, Slate, Meagher and Flom LLP